UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2026

Herbalife Ltd.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	1-32381	98-0377871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309, Ugland House, Grand Cayman Cayman Islands	KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0005 per share	HLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 5, 2026, Herbalife Ltd. (the “Company”) issued a press release announcing its financial results for its second fiscal quarter ended June 30, 2026. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 attached to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2026, John DeSimone, the Company’s Chief Financial Officer, notified the Board of Directors of the Company (the “Board”) of his intention to retire, effective December 31, 2026. Effective January 1, 2027, Scott Schaefer, the Company’s Senior Vice President, Finance and Transformation, will succeed Mr. DeSimone as the Company’s Chief Financial Officer (the “Transition”).

Mr. Schaefer has served as the Company’s Senior Vice President, Finance and Transformation since November 2025. Before joining the Company, Mr. Schaefer served for more than 16 years with Zappos Family of Companies ("Zappos"), an Amazon subsidiary, most recently serving as Zappos' President and Chief Executive Officer from December 2021 to November 2024. From November 2020 to December 2021, Mr. Schaefer served as Zappos' Chief Financial Officer, Vice President of Finance. Mr. Schaefer also previously served as Zappos' General Manager, Finance from August 2018 to November 2020, and in a series of increasingly senior finance and treasury roles at Zappos beginning in 2008, including Senior Director of Finance and Operations, Director of Treasury, Senior Treasury Manager, Treasury Manager, and Treasury Analyst. Mr. Schaefer holds an MBA in Business Finance and Bachelor of Science degree in Business Administration and Management, Finance Concentration from University of the Pacific. Mr. Schaefer is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the Transition, the Compensation Committee of the Board approved the following compensation arrangements for Mr. Schaefer, effective January 1, 2027: (i) an annual base salary of $650,000; (ii) eligibility to participate in the Company's annual cash incentive program, with a target bonus opportunity equal to 80% of base salary (approximately $520,000), subject to achievement of performance goals to be established by the Compensation Committee; and (iii) a long-term incentive award with an aggregate grant date fair value of approximately $1,700,000, to be granted under the Company's 2023 Stock Incentive Plan, with the form of award, allocation among award types, and vesting terms to be determined by the Compensation Committee.

Item 7.01. Regulation FD Disclosure.

Earnings Call Investor Slides

The Company intends to reference investor slides during the Company’s earnings conference call to discuss its financial results for its second fiscal quarter ended June 30, 2026. A copy of the presentation can be accessed in the “News and Events” section on the investor relations section of the Company’s website at http://ir.herbalife.com under the heading “IR Calendar”.

The information included in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Herbalife Ltd. on August 5, 2026.
104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on August 5, 2026 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

August 5, 2026	By:	/s/ HENRY C. WANG
		Name:	Henry C. Wang
		Title:	Chief Legal Officer and Corporate Secretary

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